Exhibit 10.71

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT, made as of this 17th day of April 2003 (this “Agreement”), between IDT Media, Inc., a Delaware corporation (the “Company”), and Liberty IDTMED, Inc., a Delaware corporation (“Liberty”).

WHEREAS, Liberty desires to subscribe for and purchase from the Company and the Company desires to issue and sell to Liberty newly-issued shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), of the Company upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, the Company and Liberty hereby agree as follows:

ARTICLE I

SUBSCRIPTION

SECTION 1.1 Subscription for Class A Common Stock. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to issue and sell to Liberty and Liberty hereby agrees to purchase from the Company (such purchase and sale, the “Share Purchase”) 88.235 shares of Class A Common Stock (the “Liberty Securities”), at a price of $283,334.28 per share of Class A Common Stock (the “Purchase Price Per Share”), representing an aggregate purchase price for the Liberty Securities of $25,000,000 (the “Purchase Price”).

SECTION 1.2 Purchase Price; Issuance of Class A Common Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined hereinafter):

(a) Against delivery of the share certificate(s) referred to in clause (b) below, Liberty will pay to the Company cash in immediately available funds in an amount equal to the Purchase Price by transferring such cash to a bank account of the Company, which will be specified by the Company to Liberty not later than two business days prior to the date of the Closing.

(b) Against payment of the Purchase Price, the Company will issue and deliver to Liberty a share certificate or certificates representing the Liberty Securities purchased hereunder by Liberty, which certificate or certificates shall be registered in Liberty’s name.

SECTION 1.3 Closing. The closing of the purchase and sale of the Liberty Securities contemplated hereby (the “Closing”) will take place at the offices of McDermott, Will & Emery, 50 Rockefeller Plaza, New York, New York, or by exchange of documents by mail, facsimile or electronic mail, at 10:00 a.m. on the date hereof or at such other place and/or time as may be agreed by the Company and Liberty (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents, warrants and acknowledges to Liberty as follows:

SECTION 2.1 Organization, Good Standing and Qualification.

(a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company and each of its subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, lease or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Share Purchase. As used in this Agreement, the term “Material Adverse Effect” means a material adverse effect on the financial condition, properties, assets, business or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that any such adverse effect resulting from any change that affects companies in the media industry generally shall be disregarded in determining whether a Material Adverse Effect has occurred.

(b) The Company has delivered to Liberty true and complete copies of the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”), and By-laws, as in effect on the date hereof, of the Company.

SECTION 2.2 Corporate Authority. The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Share Purchase. The Company has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 2.3 Capital Structure.

(a) The aggregate number of shares of all classes of capital stock which the Corporation has the authority to issue is 4,000 shares, consisting of 2,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and 2,000 shares of Class A Common Stock (the Common Stock and Class A Common Stock are collectively referred to as “Common Shares”). As of the date hereof (and immediately prior to the transactions contemplated hereby), 1,500 shares of Common Stock (all of which are held by IDT Corporation) and no shares of Class A Common Stock of the Company are issued and outstanding. All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Liberty Securities have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance thereof will not have been subject to any preemptive rights or made in violation of any Applicable Law. The term “Applicable Law” for purposes of this Agreement means any foreign, United States federal, state or local law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any governmental entity.

(b) Except as provided in Section 4.2 of this Agreement, as of the date of this Agreement, there are (i) no outstanding options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights (whether contingent or not) to subscribe for, purchase or acquire any issued or unissued shares of capital stock of the Company or any of its subsidiaries, (ii) no authorized or outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company or any of its subsidiaries, (iii) no rights, contracts, commitments or arrangements (contingent or otherwise) obligating the Company or any of its subsidiaries to either (A) redeem, purchase or otherwise acquire, or offer to purchase, redeem, or otherwise acquire, any outstanding shares of, or any outstanding warrants or rights of any kind to acquire any shares of, or any outstanding securities that are convertible into or exchangeable for any shares of, capital stock of the Company, or (B) pay any dividend or make any distribution in respect of any shares of, or any outstanding securities that are convertible or exchangeable for any shares of, capital stock of the Company, (iv) except as provided by Section 4.1 of this Agreement, no agreements or arrangements under which the Company or any of its subsidiaries are obligated to register the sale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”) and (v) no restrictions upon, or contracts or understandings of the Company or any subsidiary of the Company, or, to the knowledge of the Company, contracts or understandings of any other person, with respect to, the voting or transfer of any shares of capital stock of the Company or any of its subsidiaries. There are no securities or instruments containing antidilution or similar provisions that will be triggered by the consummation of the Share Purchase. No party has any right of first refusal, right of first offer, right of co-sale or other similar right regarding the Company’s securities. Except as set forth in the Amended and Restated Certificate of Incorporation and the By-laws of the Company, each in effect on the date hereof and which are attached hereto as Exhibits A and B, respectively, there are no agreements to which the Company is a party and no agreements by which the Company or any of its subsidiaries are bound, that would (a) require the vote of the holders of more than a majority of the voting power of the shares of the Company’s issued and outstanding Common Stock and Class A Common Stock, voting together as a single class, to take or prevent any corporate action, other than those matters requiring a class vote under the General Corporation Law of the State of Delaware (the “DGCL”), or (b) entitle any party to nominate or elect any director of the Company or require any of the Company’s stockholders to vote for any such nominee or other person as a director of the Company. As used in this Agreement, the term “person” means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

SECTION 2.4 Compliance with Laws; Actions and Proceedings. The business of the Company has not been, and is not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any governmental entity, except for violations or possible violations that, individually or in the aggregate, would not be reasonably expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Share Purchase. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, nor any outstanding judgments, orders, writs, injunctions or decrees of any governmental entity against the Company that (i) seek to prevent or materially restrict or delay the consummation of the Share Purchase or (ii) would likely have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the Share Purchase.

SECTION 2.5 No Violation. The execution, delivery and performance of this Agreement and the Registration Rights Agreement (as defined in Section 4.1 of this Agreement) by the Company and the consummation of the Share Purchase do not and will not constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or By-laws of the Company or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an encumbrance on the assets of the Company (with or without notice, lapse of time or both) pursuant to any contract binding upon the Company or any Applicable Law, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Share Purchase or fulfill its obligations under the Registration Rights Agreement. No provision of any Applicable Law, injunction, order or decree of any governmental entity is in effect that has the effect of making the Share Purchase illegal or would likely have a Material Adverse Effect or material adverse effect on the ability of the Company to consummate the Share Purchase.

SECTION 2.6 Consents and Approvals. Assuming the correctness of the representations by Liberty in Article III below, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any governmental entity or any other person required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Share Purchase.

SECTION 2.7 Private Offering. Based, in part, on Liberty’s representations and warranties contained in Article III, the offer and sale of the Liberty Securities is exempt from the registration and prospectus delivery requirements of the Securities Act. Neither the Company, nor anyone acting on behalf of the Company, has offered or sold or will offer or sell any securities or has taken or will take any other action that would subject the offer and sale of the Liberty Securities, pursuant to the terms of this Agreement, to the registration requirements of the Securities Act.

SECTION 2.8 Permits, Licenses, etc. The Company and its subsidiaries have obtained all governmental permits, licenses, franchises and authorizations required for the

Company and its subsidiaries to conduct their respective businesses as currently conducted, except for those the failure of which to be obtained would not have a Material Adverse Effect or a material adverse effect on the ability of the Company to consummate the Share Purchase. Except as set forth in Schedule 2.8, neither the Company nor any of its subsidiaries hold any permits, licenses, franchises, or authorizations issued by the U.S. Federal Communications Commission or any similar state, local or foreign governmental body.

SECTION 2.9 SEC Reports; Financial Statements.

(a) Except as set forth in Schedule 2.9, all material filings required to be made by IDT Corporation since January 1, 2000 under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been made in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and such filings conformed in all material respects, when such filings were filed or became effective, as the case may be, to the requirements of the Securities Act or the Exchange Act, as applicable.

(b) As of the respective dates of their filing with the Securities and Exchange Commission (“SEC”), the IDT Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The term “IDT Reports” for purposes of this Agreement means each registration statement, report, proxy statement or information statement (including exhibits and any amendments thereto and documents incorporated by reference therein) prepared by IDT Corporation since January 1, 2000 and filed with the SEC.

(c) Each of the consolidated balance sheets included in or incorporated by reference into the IDT Reports (including the related notes and schedules) fairly presents the consolidated financial position of IDT Corporation and its subsidiaries as of the date of such balance sheet, and each of the consolidated statements of income, changes in stockholders’ equity, and cash flows included in or incorporated by reference into the IDT Reports (including any related notes and schedules) fairly presents the results of operations, cash flows, and changes in stockholders’ equity, as the case may be, of IDT Corporation and its subsidiaries for the periods set forth in such statements (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that are not material in amount or effect), and in each case has been prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as may be noted therein, and in compliance in all material respects with the rules and regulations of the SEC.

SECTION 2.10 Absence of Certain Changes. Since January 31, 2003 there has not been any event or occurrence or any change in the financial condition, properties, business or results of operations of the Company that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 2.11 Intellectual Property. To its knowledge, the Company and its subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company Intellectual Property (as defined hereinafter). Except for those disclosures included in the IDT

Reports and defaults, proceedings, litigation, losses or impairments that, individually or in the aggregate, do not have or would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries (i) have not defaulted in any material respect under any license to use any Company Intellectual Property, (ii) are not, to the knowledge of the Company, the subject of any proceeding or litigation for infringement of any third party intellectual property, (iii) have no knowledge of circumstances that would be reasonably expected to give rise to any such proceeding or litigation and (iv) have no knowledge of circumstances that are causing or would be reasonably expected to cause the loss or impairment of any Company Intellectual Property.

The term “Company Intellectual Property” for purposes of this Agreement means patents and patent rights, trademarks and trademark rights, tradenames and tradename rights, service marks and service mark rights, copyrights and copyright rights, trade secret and trade secret rights, and other intellectual property rights, and all pending applications for and registrations of any of the foregoing that are used in the conduct of the business of the Company or its subsidiaries as presently conducted.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF LIBERTY

Liberty hereby represents, warrants and acknowledges to the Company as follows:

SECTION 3.1 Organization, Good Standing and Qualification. Liberty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted.

SECTION 3.2 Corporate Authority. Liberty has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Share Purchase. Liberty has duly executed and delivered this Agreement. This Agreement is a valid and binding agreement of Liberty enforceable against Liberty in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

SECTION 3.3 Actions and Proceedings. As of the date of this Agreement, there are no actions, suits, claims, proceedings or investigations pending or, to the knowledge of Liberty, threatened against Liberty, nor any outstanding judgments, orders, writs, injunctions or decrees of any governmental entity against Liberty that (i) seek to prevent or materially restrict or delay the consummation of the Share Purchase or (ii) would likely have a material adverse effect on the ability of Liberty to consummate the Share Purchase.

SECTION 3.4 No Violation. The execution, delivery and performance of this Agreement by Liberty hereunder does not and will not constitute or result in (i) a breach or violation of, or a default under, the Certificate of Incorporation or By-laws of Liberty or (ii) a breach or violation of, or a default under, the acceleration of any obligations or the creation of an encumbrance on the assets of Liberty (with or without notice, lapse of time or both) pursuant to any contract binding upon Liberty or any Applicable Law, except, in the case of clause (ii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not likely have a material adverse effect on the ability of Liberty to consummate the Share Purchase. No provision of any Applicable Law, injunction, order or decree of any governmental entity is in effect that has the effect of making the Share Purchase contemplated by this Agreement illegal or would likely have a material adverse effect on the ability of Liberty to consummate the Share Purchase.

SECTION 3.5 Consents and Approvals. Assuming the correctness of the representations by the Company in Article II above, all authorizations, consents, approvals, licenses, qualifications or exemptions from, or any filings, declarations or registrations with, any governmental entity or any other person required to be obtained or made by Liberty in connection with the execution, delivery or performance by Liberty of this Agreement have been made or obtained and are in full force and effect as of the date hereof, other than authorizations, consents, approvals, licenses or qualifications the absence of which would not likely have a material adverse effect on the ability of Liberty to consummate the Share Purchase.

SECTION 3.6 No Registration of Liberty Securities. Liberty acknowledges that the Liberty Securities have not been registered under the Securities Act, that the offer and sale of the Liberty Securities pursuant to this Agreement is intended to be exempt from registration under the Securities Act and the rules and regulations promulgated thereunder by the SEC, and that the Liberty Securities cannot be offered, sold, assigned, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Liberty is also aware that the sale or transfer of the Liberty Securities is further restricted by state securities laws and that the certificate(s) for the Liberty Securities will bear the legend set forth in Section 5.4 of this Agreement.

SECTION 3.7 Suitability of Investment.

(a) Liberty is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act as presently in effect and is acquiring the Liberty Securities for its own account, for investment purposes only and not with a view to the resale or distribution thereof;

(b) Liberty will not, directly or indirectly, offer, sell, transfer, assign, exchange or otherwise dispose of all or any part of the Liberty Securities except in accordance with applicable state and federal securities laws and the provisions of this Agreement;

(c) Liberty has such knowledge and experience in financial, business and tax matters that it is capable of evaluating the merits and risks relating to its investment in the Liberty Securities and making an investment decision with respect to the Company;

(d) Liberty has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and the investment in the Liberty Securities;

(e) Liberty has such knowledge and experience in financial, business and tax matters that it can, and it has, adequately analyzed the risks of an investment in the Liberty Securities and it has determined the Liberty Securities are a suitable investment for it and that it is able at this time, and in the foreseeable future, to bear the economic risk of a total loss of its investment in the Company; and

(f) Liberty is aware that there are substantial risks incident to an investment in the Liberty Securities.

ARTICLE IV

COVENANTS

SECTION 4.1 Registration Rights Agreement.

(a) At the Closing, each of the Company and Liberty will execute and deliver a Registration Rights Agreement (the “Registration Rights Agreement”) to each other substantially in the form of Exhibit C to this Agreement. The Company and Liberty acknowledge that neither this Section 4.1 nor the Registration Rights Agreement creates, and should not be construed to create, any obligation on the part of the Company to proceed with an Initial Public Offering. As used in this Agreement, the term “Initial Public Offering” means the completion of the first sale of any common equity securities of the Company, whether primary or secondary, pursuant to a widely dispersed, underwritten public offering (in or outside the United States) whereby such common equity securities are thereafter traded on a national securities exchange or on the Nasdaq Stock Market.

(b) Immediately prior to the Initial Public Offering, shares of Class A Common Stock of the Company, including the Liberty Securities, shall have been authorized for listing on a national securities exchange or on the Nasdaq Stock Market.

SECTION 4.2 Price Adjustment. Immediately prior to the closing of the Initial Public Offering or on the date one year from the date hereof, whichever is earlier (the “Adjustment Time”), the Company shall make a one time adjustment to the number of shares of Class A Common Stock issued to Liberty pursuant to this Agreement, subject to the following provisions of this Section 4.2:

(a) If at any time during the Adjustment Period (as defined hereinafter) the Company has an Interim Issuance (as defined hereinafter) at an Interim Price Per Share (as defined hereinafter) that is less than the Purchase Price Per Share, then the Company shall issue to Liberty at the Adjustment Time an additional number of shares of Class A Common Stock (“Make-Whole Shares”) upon receipt by the Company from Liberty of an amount in cash equal to the par value of such Make-Whole Shares (the “Additional Consideration”), such that the price per share determined by dividing the sum of (i) the Purchase Price plus (ii) the Additional

Consideration by the sum of (i) the number of Liberty Securities plus (ii) the number of Make-Whole Shares issued at the Adjustment Time equals the weighted average Interim Price Per Share of all Interim Issuances during the Adjustment Period. In the event no adjustment is made pursuant to this Section 4.2(a), the Company shall be under no obligation to issue Make-Whole Shares to Liberty.

(b) All prices per share and number of shares of Class A Common Stock, whether identified as Liberty Securities, Make-Whole Shares or otherwise, referred to in this Section 4.2 shall be appropriately adjusted to reflect any stock splits, stock dividends, reverse stock splits and other similar events affecting the Class A Common Stock.

(c) The Company may issue fractional shares of Class A Common Stock pursuant to this Section 4.2.

(d) Liberty acknowledges that none of the Make-Whole Shares issued pursuant to this Section 4.2 will have been registered under the Securities Act and that any such Make-Whole Shares issued pursuant to this agreement are intended to be exempt from registration under the Securities Act and the rules and regulations promulgated thereunder by the SEC, and that the Make-Whole Shares cannot be offered, sold, assigned, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Liberty is also aware that the sale or transfer of any Make-Whole Shares issued to it, if any, is further restricted by state securities laws and that the certificate(s) for any Make-Whole Shares shall bear the legend set forth in Section 5.4 of this Agreement. Liberty hereby agrees that, prior to the issuance of the Make-Whole Shares, if any, Liberty shall provide to the Company representations and warranties substantially similar to those set forth in Sections 3.6 and 3.7 of this Agreement.

The term “Adjustment Period” for purposes of this Agreement means the period beginning on the date here of and ending immediately prior to the Initial Public Offering or, if earlier, the date one year from the date hereof.

The term “Convertible Securities” for purposes of this Agreement means securities convertible into or redeemable or exchangeable for Common Shares.

The term “Excluded Securities” for purposes of this Agreement means any Common Shares issued by the Company (i) in the Initial Public Offering, (ii) pursuant to commercial transactions approved by the Board of Directors (including, without limitation, equipment leases or bank lines of credit), (iii) in connection with any acquisition by the Company of the business or assets of a third party who is not an Affiliate of either the Company or Liberty, (iv) upon the conversion, redemption, or exchange of any Convertible Securities the issuance of which was factored into the calculation of the number of Make-Whole Shares issued to Liberty or (v) to employees or directors of the Company or its affiliates as compensation, whether restricted or unrestricted, including any options to purchase Common Shares that may be issued to employees or directors of the Company or its affiliates in the future (“Employee Options”), so long as the number of Common Shares so issued to the employees or directors of the Company or its affiliates (including all shares issued or issuable pursuant to the Employee Options), does not exceed 15% of the outstanding Common Shares on a fully diluted basis.

The term “Interim Issuance” for purposes of this Agreement means an issuance of Common Shares or any Convertible Securities, other than Excluded Securities.

The term “Interim Price Per Share” for purposes of this Agreement is determined as follows: (i) in the case of Common Shares issued by the Company, the price per share of such issuance of Common Shares; (ii) in the case of Convertible Securities issued by the Company, the sum of (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Company upon the conversion, redemption or exchange of such Convertible Securities divided by the total number of Common Shares issuable by the Company upon the conversion, redemption or exchange of such Convertible Securities.

SECTION 4.3 Tax Matters. If, at any time, IDT Corporation desires to distribute the stock of the Company to the shareholders of IDT Corporation in a transaction qualifying under Section 355 (or Section 356) of the Internal Revenue Code of 1986, as amended (the “Spin-Off”), Liberty and its Affiliates (as defined hereinafter) shall use their commercially reasonable efforts to cooperate with the Company and IDT Corporation to facilitate the Spin-Off.

ARTICLE V

MISCELLANEOUS

SECTION 5.1 Veracity of Representations and Warranties. If the Closing does not occur on the date of this Agreement, the representations and warranties contained in this Agreement shall be true and correct on the date hereof and as of the Closing Date, with the same force and effect as if made as of the Closing Date. All representations and warranties in this Agreement shall survive the Closing indefinitely.

SECTION 5.2 Indemnification. The Company shall indemnify and hold Liberty harmless for, and will pay to Liberty the amount of, any losses arising directly or indirectly from or in connection with any breach of any representation or warranty in this Agreement made by the Company. Liberty shall indemnify and hold the Company harmless for, and will pay to the Company the amount of any losses arising directly or indirectly from or in connection with any breach of any representation or warranty in this Agreement made by Liberty. Notwithstanding the above, neither the Company nor Liberty shall be obligated to pay to the other party any amount in excess of the Purchase Price.

SECTION 5.3 Transfer Limitations and Right of First Offer.

(a) Subject to Sections 5.3(c) and (d), Liberty hereby covenants that, prior to the eighteen (18) month anniversary of the Closing Date, it shall not offer, transfer, pledge, encumber, contract to do any of the foregoing or otherwise transfer or dispose of, whether or not for or without consideration (“Transfer”), any of the Liberty Securities and Make-Whole Shares, if any, or any interest therein, without the prior written consent of the Company.

(b) Subject to Sections 5.3(c) and (d), Liberty hereby covenants that, subsequent to the eighteen (18) month anniversary of the Closing Date and prior to the closing of the Initial Public Offering, it shall not Transfer any of the Liberty Securities and Make-Whole Shares, if any, or any interest therein, without first offering such shares (the “Offered Shares”) to IDT Corporation pursuant to the following provisions:

(i) Liberty shall, by written notice to IDT Corporation, propose a purchase price and other material terms and conditions of such offer and the parties shall have a period of thirty (30) days (the “Offer Period”) within which to negotiate the terms of a Transfer of the Offered Shares to IDT Corporation; provided, however, that IDT Corporation shall have the right, in its sole discretion, to pay the purchase price for the Offered Shares to Liberty (A) in cash, (B) in shares of IDT Corporation Class B common stock, par value $0.01 per share (“IDT Class B Stock”), valued at the average closing price thereof on the five (5) consecutive trading days ending two trading days before the closing date of such Transfer, if such shares are then publicly traded on a national securities exchange or on the Nasdaq Stock Market, or (C) in any combination of cash and IDT Class B Stock; provided, further, that if at the time of payment, shares of IDT Telecom, Inc. (“IDT Telecom”) common stock, par value $0.01 per share (“IDT Telecom Common Stock”), are separately traded on a national securities exchange or on the Nasdaq Stock Market, then, if IDT Corporation has notified Liberty of its intention to pay the purchase price for the Offered Shares in whole or in part in shares of IDT Class B Stock, Liberty shall have the right to choose to receive, in lieu of shares of IDT Class B Stock, shares of IDT Telecom Common Stock, valued at the average closing price thereof on the five (5) consecutive trading days ending two trading days before the closing date of such Transfer, to the extent that IDT Corporation has the corporate power to cause IDT Telecom to issue such shares in payment for the Offered Shares. If, within such Offer Period, Liberty and IDT Corporation execute a binding commitment to Transfer the Offered Shares to IDT Corporation, then Liberty shall Transfer the Offered Shares to IDT Corporation on the terms set forth in such binding commitment.

(ii) If (A) Liberty and IDT Corporation do not execute such a binding commitment during the Offer Period or (B) IDT Corporation gives Liberty notice that it rejects the terms of Liberty’s offer (a “Rejection Notice”), then Liberty shall have a period of ninety (90) days from the earlier of the end of the Offer Period and the date of a Rejection Notice, if any, to negotiate and execute a definitive agreement for the Transfer of the Offered Shares to a third person at a price and on terms no less favorable to Liberty than the price and terms offered to IDT Corporation.

(iii) If Liberty does not execute such a definitive agreement with such a third person for the Transfer of the Offered Shares within such ninety (90) day period, or if the definitive agreement is not consummated within forty-five (45) days after the date thereof or is terminated for any reason, then the Offered Shares shall again become subject to the IDT Corporation’s right of first offer pursuant to the provisions of this Section 5.3(b).

(c) Any purported Transfer of Liberty Securities other than in accordance with Sections 5.3(a) and (b) shall be null and void; provided, however, that Liberty shall cease to be bound by Sections 5.3(a) and (b) at any time that the Company ceases to be controlled, directly or indirectly, by persons that beneficially own a majority of the outstanding voting power of the outstanding voting securities of IDT Corporation on the date of this Agreement.

(d) Notwithstanding Sections 5.3(a), (b) and (c), Liberty may, without the consent of the Company and without offering the Liberty Securities and Make-Whole Shares to IDT Corporation, (A) Transfer all or part of the Liberty Securities and Make-Whole Shares (i) to an Affiliate (as defined below) of Liberty, provided that such Affiliate agrees with the Company and IDT Corporation to be bound by this Section 5.3 with the same effect as if it were named as a party to this Agreement in lieu of Liberty, and (ii) in any transaction in which holders of Common Shares generally participate or have the opportunity to participate pro rata, including, without limitation, a merger, consolidation or binding share exchange involving the Company or a tender or exchange offer for shares of the Company’s capital stock; and (B) pledge the Liberty Securities or Make-Whole Shares, if any, to secure bona fide indebtedness or in connection with a hedging transaction, provided that the transferee in the event of foreclosure agrees with the Company to be bound by this Section 5.3 with the same effect as if it were named as a party to this Agreement in lieu of Liberty. As used in this Agreement, the term “Affiliate” means, with respect to any person, a person directly or indirectly controlling, controlled by or under direct or indirect common control with such person.

SECTION 5.4 Legend. Each certificate representing Liberty Securities to be issued pursuant to this Agreement or Make-Whole Shares, if issued, shall bear a legend substantially in the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SHARES ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS UNLESS SUCH TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED PURSUANT TO RULE 144 UNDER THE ACT OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE LAWS AND AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY IS DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATIONS ARE NOT REQUIRED AND ARE SUBJECT TO TRANSFER RESTRICTIONS AS SET FORTH IN A SUBSCRIPTION AGREEMENT BETWEEN IDT MEDIA, INC. (THE “COMPANY”) AND LIBERTY IDTMED, INC., DATED APRIL 17, 2003, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY.”

SECTION 5.5 Assignment. This Agreement shall not be assignable by any party without the prior written approval of the other party hereto; provided, however, that Liberty may, without the consent of the Company, assign its rights and obligations hereunder to any of its

Affiliates (provided that no such assignment shall relieve Liberty of its responsibility for the performance of its obligations hereunder and any such assignment shall be valid only for the time and to the extent that the assignee remains an Affiliate of Liberty). Any purported assignment made without the prior written approval required by this Section 5.5 shall be null and void.

SECTION 5.6 Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

SECTION 5.7 Parties in Interest; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their heirs, successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Company, Liberty or their heirs, successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

SECTION 5.8 Expenses. Each of the Company and Liberty shall pay its own expenses relating to the negotiation, execution and delivery of this Agreement and the consummation of the Share Purchase.

SECTION 5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law principles thereof.

SECTION 5.10 Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

SECTION 5.11 Captions and Headings. The captions and headings used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 5.12 Notices. Unless otherwise provided, any notice or other communication required or permitted to be given or effected under this Agreement shall be in writing and shall be deemed effective upon (i) personal or facsimile delivery to the party to be notified, (ii) one business day after deposit with an internationally recognized courier service, delivery fees prepaid, or (iii) three business days after deposit with the U.S. mail, return-receipt requested, postage prepaid, and in each case, addressed to the party to be notified at the following respective addresses, or at such other addresses as may be designated by written notice; provided that any notice of change of address shall be deemed effective only upon receipt.

If to the Company or IDT Corporation:

IDT Media, Inc.

520 Broad Street

Newark, New Jersey 07102

Attn: Mitchell Burg

Telephone: (973) 438-1000

Fax: (973)438-1503

with a copy to:

McDermott, Will & Emery

50 Rockefeller Plaza

New York, NY 10020-1605

Attn: Mark S. Selinger

Telephone: (212) 547-5438

Fax: (212) 547-5444

If to the Investor:

Liberty IDTMED, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Attn: Legal Department

Telephone: (720) 875-5400

Fax: (720) 875-5858

SECTION 5.13 Amendments and Waivers. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Company and Liberty.

SECTION 5.14 Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signatures on the following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

IDT MEDIA, INC.

By:	/s/ Mitch Burg

Name: Mitch Burg Title: Chief Executive Officer

LIBERTY IDTMED, INC.

By:	/s/ Charles Y. Tanabe

Name: Charles Y. Tanabe Title: Senior Vice President

Solely for the purposes of Section 5.3: IDT CORPORATION

By:	/s/ Howard Jonas

Name: Howard Jonas Title: Chairman of the Board

Schedule 2.8

Permits, Licenses, etc.

FCC Licenses and Authorizations

Call Sign/Description/ FCC ID.	Frequency	Community of License	Expiration Date
WMET (AM) main station AM radio broadcasting license (FCC Facility ID: 4346)	1150 kHz	Gaithersburg, Maryland	October 1, 2003

WMET (AM) main station AM radio broadcasting construction permit (FCC File No. BP-20021101ABE)	1160 kHz	Gaithersburg, Maryland	November 21, 2005

FCC Antenna Structure Registrations

1036909

1036910

1036911

1036912

1036913

Schedule 2.9

SEC Reports; Financial Statements

IDT Corporation’s Current Report on Form 8-K/A, filed with the SEC on August 28, 2002, was not filed in a timely manner.